Exhibit 10.1
[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN REDACTED BECAUSE SUCH INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. INFORMATION THAT WAS OMITTED HAS BEEN NOTED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK, “[*]”.

FDP Research Subaward Agreement
Amendment (Number	8)

Pass-Through Entity (PTE)	Subrecipient

Yale University	Entity Name	Miragen Therapeutics, Inc.

gcat5@yale.edu	Email Address	jleverone@miragenrx.com

[*], MD	Principal Investigator	Rusty Montgomery, MD

Project Title:	Mir-29 mimicry as a therapy for pulmonary fibrosis

PTE Federal Award No:	Federal Awarding Agency:
5UH3HL123886-05	National Heart, Lung, and Blood Institute

Subaward Revised Period of Performance:	Amount Funded This Action:	Subaward No:
Start Date:	Sept 1, 2018	End Date:	Jun 30, 2020	$ [*]	GR1004495 (CON-80001453)

Effective Date of Amendment:	Total Amount of Federal Funds Obligated to Date:	Subject to FFATA:	Automatic Carryover:
Aug 12, 2019	$ [*]	ò	Yes	ô	No	ô	Yes	ò	No

Amendment(s) to Original Terms and Conditions This Amendment revises the above-referenced Research Subaward Agreement as follows:

✓	This is a No Cost Extension. The Period of Performance is hereby extended through:	June 30, 2020

Year	to	is hereby added to the Subaward Period of Performance, which is revised to be consistent with the Subaward Period of Performance Start and End Date above.

The total amount authorized for Year	is as follows:	Direct Costs:

Indirect Cost Rate:	0.00%	Indirect Costs:

Total Costs:

The PTE hereby affirms the budget was not cut or was cut by less than 10% from the proposed budget for the current period.

If carryover is not automatic (No selected above), the Total Amount of Federal Funds Obligated stated above may not reflect the actual balance available. The Subrecipient is responsible for tracking unobligated balances and subsequent carryover approvals from prior budgeted periods. In the event that funding was not fully expended by the Subrecipient during the prior period, the authorized amount for the prior period is hereby reduced to equal the Subrecipient's final invoice. Submit carryover requests in writing to PTE's Administrative Contact.

Carryover from year	to the current period is hereby authorized as follows:	Direct Costs:

Indirect Cost Rate:	0.00%	Indirect Costs:

Total Costs:

Additional funds in the amount of	are hereby authorized for the current period.

Direct Costs:

Indirect Costs:	Indirect Cost Rate:	0.00%

Total Costs:

A detailed budget is included on the following page(s) and incorporated as Appendix A to this Amendment.
The Scope of Work remains unchanged. If there is a change in scope, the PTE must issue a bilateral modification. For clarity: all amounts stated in this amendment are in United States Dollars.

All other terms and conditions of this Subaward Agreement remain in full force and effect.
By an Authorized Official of PTE:
The Subrecipient is not required to countersign this amendment. Unilateral acceptance of this modification does not bypass internal approval processes of the Subrecipient. If Subrecipient would like to terminate this action, a request should be directed to the PTE's Administrative Contact.

/s/ Lauren Pite	Oct 11, 2019
Name:	Lauren Pite	Date
Title:	Assoc. Director, Office of Sponsored Projects